Form 8-K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report(Date of earliest event reported):
                                November 30, 2000

                            WESTMORELAND COAL COMPANY
                            -------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                         0-752                 23-1128670
          --------                         -----                 ----------
   (State or other jurisdiction       (Commission File        (I.R.S. Employer
of incorporation or  organization)          Number           Identification No.)


2 North Cascade Avenue, 14th Floor, Colorado Springs, Colorado       80903
--------------------------------------------------------------       -----
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number,
   including area code:                            719-442-2600
                                                   ------------

Item 5.     Other Events

     The Company announced today that three Virginia power project entities that are 30%-owned by its wholly owned subsidiary, Westmoreland Energy, Inc., had entered into an agreement with Dominion Virginia Power, a subsidiary of Dominion (NYSE: D) for their sale. The Company also announced today that the previously announced settlement between the ROVA Partnership and Dominion Virginia Power regarding the Roanoke Valley Independent Energy Facility ("ROVA") contract dispute has been finalized.

Item 7. Financial Statements and Exhibits

            (c) Exhibits

            Exhibit 99.8 - Press release dated 11/30/00.

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                         WESTMORELAND COAL COMPANY

Date: Decembee 1, 2000              /s/ Robert J. Jaeger
                                    --------------------------
                                    By: Robert J. Jaeger
                                    Senior Vice President-Finance
                                    and Treasurer

Exhibit 99.8

               --------------------------------------------------
                   Westmoreland Enters Into Agreement To Sell
               Interests In Three Virginia Cogeneration Projects;
                            ROVA Settlement Finalized
               --------------------------------------------------

Colorado Springs, CO - November 30, 2000 - Westmoreland Coal Company (AMEX: WLB) announced today that three Virginia power project entities that are 30%-owned by its wholly owned subsidiary, Westmoreland Energy, Inc., had entered into an agreement with Dominion Virginia Power, a subsidiary of Dominion (NYSE: D) for their sale. The agreement allows either party to unilaterally call for the sale of the projects at an agreed price, at any time between January 5, 2001 and September 30, 2001, following receipt of all regulatory approvals. The projects include three (3) 70 MW stoker-coal cogeneration power projects located in Altavista, Hopewell and Southampton, Virginia that began commercial operations in 1992. Proceeds of the sale to Westmoreland's subsidiary will include its share of the agreed sale price, plus its share of the projects' cash accounts at closing, representing an estimated total of $23-25 million. Dominion Virginia Power will assume the projects' contracts and debts. Closing for the transaction is anticipated to occur during the first quarter of 2001.

W. Michael Lepchitz, President of Westmoreland Energy, Inc. said, "We are pleased that the parties agreed with the benefits of a sale to Dominion Virginia Power, and have cooperated in the discussions to reach an agreement. Westmoreland has benefited from the operation of these projects over the past years and we appreciate the dedication of the project personnel."

"We believe this transaction will deliver a higher value to our shareholders than continued operation under existing power supply and project financing terms," commented Christopher K. Seglem, Westmoreland Coal Company Chairman, President and CEO. "As demonstrated in the past, Westmoreland will sell assets when opportunities to achieve higher returns for our shareholders appear to be present. Moreover, the proceeds from this transaction can directly support implementation of the strategic plan presented to our shareholders last April," added Seglem.



Westmoreland Coal Company also reported today that the previously announced settlement between the ROVA Partnership and Dominion Virginia Power regarding the Roanoke Valley Independent Energy Facility ("ROVA") contract dispute has been finalized. The ROVA Partnership is a 50/50 partnership between Westmoreland Energy, Inc., a wholly owned subsidiary of Westmoreland Coal Company and LG&E Power Inc., a wholly owned subsidiary of LG&E Energy Corp. (NYSE: LGE). The settlement is part of a larger restructuring of the contracts between the parties and provides a cash payment to the ROVA Partnership, modifies the power purchase agreement to align the interests of and provide incentives for both the ROVA Partnership and Dominion Virginia Power and resolves past operating issues with regard to how forced outage days are treated. Westmoreland has not previously recognized any revenues on its 50% portion of the capacity payments withheld by Dominion Virginia Power. The cash portion of the settlement is anticipated to increase Westmoreland's net income for the fourth quarter 2000 by $14.9 million and increase cash by $13.9 million. In addition, the greater operational flexibility afforded by the revised power purchase agreement and the elimination of the controversy associated with the continuation of capacity payments on forced outage days are expected to improve future operational ROVA Partnership earnings by $1.0-2.0 million per year, of which 50% would be recognized by Westmoreland.

Westmoreland Coal Company, headquartered in Colorado Springs, is the oldest independent coal company in the United States. It is implementing a strategic plan for expansion and growth through the acquisition and development of coal, gas and power opportunities in the changing energy marketplace. With over $200 million in available tax loss carryforwards (NOLs), the Company hopes to enjoy near pre-tax levels of cash flow from profitable operations. Westmoreland has made several announcements recently relative to its progress in this regard. The Company has announced an agreement to acquire Montana Power Company's coal business for $138 million and an agreement to acquire the coal operations of Knife River Corporation for $28.8 million. The Company's existing operations include Powder River Basin coal mining through its 80%-owned subsidiary Westmoreland Resources, Inc. and independent power production through its wholly owned subsidiary Westmoreland Energy, Inc. The Company also holds a 20% interest in Dominion Terminal Associates, a coal shipping and terminal facility in Newport News, Virginia.

     Certain statements in this press release which are not historical facts or information are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Westmoreland Coal Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's access to financing; the Company's ability to successfully identify new business opportunities; the
     Company's ability to achieve anticipated cost savings and profitability targets; changes in the industry; competition; the Company's ability to utilize its tax net operating losses; the ability to reinvest excess cash at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; demand for electricity; the effect of regulatory and legal proceedings and other factors discussed in Item 1 of Westmoreland Coal Company's Form 10-K for the year ended December 31, 1999. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of these statements.

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           For further information contact Diane Jones (719) 442-2600